Exhibit 99.1

China Announces Tariff Exclusion for Medical Linear Accelerators

SUNNYVALE, Calif., September 16, 2019 – Accuray Incorporated (NASDAQ: ARAY) announced that, on September 11, 2019, China’s Customs Tariff Commission of the State Council issued a tariff exemption for medical linear accelerators. The tariff exemption, which will be effective September 17, 2019 and is scheduled to last for one year, applies to the additional tariffs China imposed on U.S. products effective as of August 23, 2018. Accuray expects to benefit from such tariff exemption.

“We applaud the recent decision to exempt medical linear accelerators,” said Josh Levine, president and chief executive officer, Accuray. “We believe that this exemption will enable commercial momentum for our joint venture, CNNC Accuray (Tianjin) Medical Technology Co., Ltd, to expand access to our precise, innovative radiation therapy systems for hospitals and patients in China.”

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com or follow us on Facebook, LinkedIn, Twitter and YouTube.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to expectations regarding the company’s and the joint venture’s ability to benefit from the expected exemption from tariffs in China. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, the company’s ability to receive and maintain eligibility for the tariff exemption for medical linear accelerators, the continued applicability of the tariff exemption to our products in the future, the company’s ability to realize the expected benefits of the joint venture, the company’s ability to achieve widespread market acceptance of its products and such other risks identified under the heading “Risk Factors” in the company’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2019, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Investor Contact:

Michael Polyviou

Investor Relations, EVC Group

+1 (732) 933-2755

mpolyviou@evcgroup.com

Media Contact:

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com